EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated December 13, 2016, with respect to the statement of condition including the related portfolio of Global Technology Leaders Portfolio 2017-1 (included in Invesco Unit Trusts, Series 1724) as of December 13, 2016, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-214104) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
December 13, 2016